                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[]  Preliminary Proxy Statement
[X] Definitive Proxy Statement
[]  Definitive Additional Materials
[]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CANANDAIGUA WINE COMPANY, INC.
                (Name of Registrant as Specified in Its Charter)

         Robert S. Sands, Executive Vice President and General Counsel
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

   (4) Proposed maximum aggregate value of transaction:

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration No.:

   (3) Filing party:

   (4) Date filed:
- -------------------------
/1/Set forth the amount on which the filing fee is calculated and state how it was determined.

                         CANANDAIGUA WINE COMPANY, INC.
                               116 BUFFALO STREET
                          CANANDAIGUA, NEW YORK 14424

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 19, 1995

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Stockholders of CANANDAIGUA WINE COMPANY, INC. (the "Company") will be held at Chase Tower, One Chase Square, Rochester, New York, on Thursday, January 19, 1995 at 11:00 a.m., local time, for the following purposes more fully described in the accompanying Proxy Statement:

  1. To elect directors of the Company.

  2. To consider and act upon a proposal to approve and ratify the selection of Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending August 31, 1995.

  3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on November 30, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

  A Proxy Statement and Proxy are enclosed.

  WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LYNN K. FETTERMAN, Secretary

Dated at Canandaigua, New York
December 27, 1994

                         CANANDAIGUA WINE COMPANY, INC.
                               116 BUFFALO STREET
                          CANANDAIGUA, NEW YORK 14424

                            DATED DECEMBER 27, 1994

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                               (JANUARY 19, 1995)

  This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of CANANDAIGUA WINE COMPANY, INC. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held on Thursday, January 19, 1995 (the "Meeting"), and at any adjournments thereof. This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about December 30, 1994. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. A stockholder may also revoke his or her proxy in person at the Meeting. Unless authority to vote for one or more of the director nominees is specifically withheld, a signed proxy will be voted FOR the election of the director nominees named herein and, unless otherwise indicated, FOR the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending August 31, 1995.

  As described below under the heading "Voting Securities," the outstanding capital stock of the Company consists of Class A Common Stock and Class B Common Stock. The Company has enclosed with the proxy materials a proxy which has been designed in a manner so that it can be used by stockholders owning Class A Common Stock or Class B Common Stock or both Class A Common Stock and Class B Common Stock.

  The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, telegraph or facsimile transmission. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

                               VOTING SECURITIES

  The total outstanding capital stock of the Company as of November 30, 1994, consisted of 16,049,368 shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"), and 3,390,051 shares of Class B Common Stock, par value $.01 per share (the "Class B Stock"). Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder. Only holders of Class A Stock and holders of Class B Stock of record on the books of the Company at the close of business on November 30, 1994, the record date for eligibility to vote at the Meeting (the "Record Date"), are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Class A Stock is entitled to one vote for each share of Class A Stock registered in his or her name and each holder of Class B Stock is entitled to ten votes for each share of Class B Stock registered in his or her name. Pursuant to the Company's Restated Certificate of Incorporation, the holders of the Class A Stock, voting as a separate class, are entitled to elect one-fourth ( 1/4) of the number of directors to be elected at the Meeting (rounded, if the total number of directors to be elected is not evenly divisible by four (4), to the next higher whole number) and the holders of the Class B Stock, voting as a separate class, are entitled to elect the remaining number of directors to be elected at the Meeting. Pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or by-laws of a corporation authorized to issue stock may specify the votes that shall be necessary to elect directors. In the absence of such specification, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Such votes of the shares shall include abstentions but shall not include votes of shares registered on the books of the corporation in the name of brokers who are not present in person or represented by proxy at the meeting. The Company's Restated Certificate of Incorporation and By-Laws provide for an equivalent method for the election of directors as under the Delaware General Corporation Law. Subject to the provisions of the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation, the holders of the Class A Stock and the holders of the Class B Stock vote together as a single class on all other items of business before the stockholders.

                              BENEFICIAL OWNERSHIP

  The following table, with notes thereto, sets forth as of the Record Date or such other date specifically noted (i) the persons known to the Company to own beneficially more than 5% of the Company's Class A Stock or Class B Stock, (ii) the number of shares owned by them, and (iii) the percent of such class so owned, rounded to the nearest one-tenth of one percent (such information being based on information furnished by or on behalf of each person concerned):

                    SHARES BENEFICIALLY OWNED CLASS A STOCK

                                           AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER    OF BENEFICIAL OWNERSHIP PERCENT OF CLASS
- ------------------------------------    ----------------------- ----------------
Marvin Sands (1)                               1,786,161(2)(3)       11.1%(2)(3)
 116 Buffalo Street
 Canandaigua, NY 14424
Marilyn Sands (1)                              1,786,161(2)(4)       11.1%(2)(4)
 116 Buffalo Street
 Canandaigua, NY 14424
Richard Sands (1)                              1,786,161(2)(5)       11.1%(2)(5)
 116 Buffalo Street
 Canandaigua, NY 14424
Robert Sands (1)                               1,786,161(2)(6)       11.1%(2)(6)
 116 Buffalo Street
 Canandaigua, NY 14424
Laurie Sands (1)                               1,786,161(2)(7)       11.1%(2)(7)
 116 Buffalo Street
 Canandaigua, NY 14424
Marilyn Sands as Trustee under                 1,786,161(2)(8)       11.1%(2)(8)
 Irrevocable
 Declarations of Trust Nos. 2, 3 and 4
 (1)
 116 Buffalo Street
 Canandaigua, NY 14424
Richard Sands, Robert Sands and Laurie         1,786,161(2)(9)       11.1%(2)(9)
 Sands as Co-Trustees under
 Irrevocable Trust
 Agreement (1)
 116 Buffalo Street
 Canandaigua, NY 14424
David A. Rocker (10)                             929,279(10)          5.8%(10)
 Suite 1759
 45 Rockefeller Plaza
 New York, NY 10111

                                 CLASS B STOCK

                                        AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP PERCENT OF CLASS
- ------------------------------------    -------------------- ----------------
Marvin Sands (1)                             2,838,371(11)        83.7%(11)
 116 Buffalo Street
 Canandaigua, NY 14424
Marilyn Sands (1)                            2,838,371(12)        83.7%(12)
 116 Buffalo Street
 Canandaigua, NY 14424
Richard Sands (1)                            2,838,371(13)        83.7%(13)
 116 Buffalo Street
 Canandaigua, NY 14424
Robert Sands (1)                             2,838,371(13)        83.7%(13)
 116 Buffalo Street
 Canandaigua, NY 14424
Laurie Sands (1)                             2,838,371(13)        83.7%(13)
 116 Buffalo Street
 Canandaigua, NY 14424
Richard Sands, Robert Sands and Laurie       2,838,371(14)        83.7%(14)
 Sands as
 Co-Trustees under Irrevocable Trust
 Agreement (1)
 116 Buffalo Street
 Canandaigua, NY 14424
Marilyn Sands as Trustee under               2,838,371(15)        83.7%(15)
 Irrevocable
 Declarations of Trust Nos. 2, 3 and 4
 (1)
 116 Buffalo Street
 Canandaigua, NY 14424

- ---------------------
(1) Richard Sands, Robert Sands and Laurie Sands are adult children of Marvin and Marilyn Sands. On June 17, 1993, Richard Sands, Robert Sands and Laurie Sands entered into a Stockholders Agreement (the "Stockholders Agreement") which provides each with a right of first refusal to purchase, under certain circumstances, the shares of Class A Stock and Class B Stock owned by the others and which may be terminated only by the consent of all parties. Additionally, Laurie Sands delivered a Power of Attorney (the "Power of Attorney") and Irrevocable Proxy (the "Irrevocable Proxy") (both dated June 17, 1993) to Richard Sands and Robert Sands. The Power of Attorney grants to Richard Sands and Robert Sands, jointly and severally, the power to act on behalf of Laurie Sands with respect to all matters permitted by law. The Irrevocable Proxy grants to Richard Sands and Robert Sands, jointly and severally, the power to vote in person or by proxy shares now owned or hereafter acquired by Laurie Sands until June 17, 2003, when the Irrevocable Proxy terminates. Pursuant to the terms of an Affiliates Agreement, dated June 29, 1993 (the "Affiliates Agreement"), each of the following has agreed to vote his/her Class B Stock to cause Ellis Goodman and Sir Harry Solomon to be elected to the Board of Directors as Class B Directors subject to certain conditions as set forth in the Affiliates Agreement: Marvin Sands; Marilyn Sands; Richard Sands; Robert Sands; Laurie Sands; Marilyn Sands, as Trustee under Irrevocable Declarations of Trust Nos. 1, 2, 3 and 4, each dated November 18, 1987; and Richard Sands, Robert Sands and Laurie Sands, as Co-Trustees under an Irrevocable Trust Agreement dated November 18, 1987. Irrevocable Declaration of Trust, No. 1, referred to above, terminated by its terms on November 18, 1993. As a result of such Trust's termination, 22,500 shares of Class B Stock were distributed to each of Richard Sands, Robert Sands and Laurie Sands. Pursuant to Rule 13(d)-5(b)(1) under the Securities Exchange Act (the "Exchange Act"), by virtue of the Stockholders Agreement and the Affiliates Agreement, the aforementioned persons and Trusts are a group (the "Group") and, as such, the Group is deemed to have beneficial ownership of all securities of the Company beneficially owned by the members of the Group. Except with respect to the shares subject to the Stockholders Agreement, Power of Attorney and Irrevocable Proxy, the shares subject to the Affiliates Agreement and the shares subject to the Irrevocable Trust Agreement described in footnote (14) below, no member of the Group is required to consult with any other family member with respect to the voting or disposition of any shares of the Company and each such member of the Group disclaims beneficial ownership of each others' shares with respect to matters not governed by the Stockholders Agreement, the Power of Attorney, the Irrevocable Proxy, the Affiliates Agreement or the Irrevocable Trust Agreement described in footnote (14) below.

(2) The number of shares and the percentage of ownership is exclusive of shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock beneficially owned by the members of the Group. Each of the Sands family stockholders, Marilyn Sands, as Trustee of each of the Irrevocable Declarations of Trust Nos. 2, 3 and 4 and each of Richard Sands, Robert Sands and Laurie Sands, in his/her capacity as a Co-Trustee of the Trust described in footnote (14) below, has advised the Company that he/she has no plans to convert any Class B Stock into Class A Stock. (If such shares of Class A Stock issuable upon conversion of the Class B Stock were to be added to the amount in the table, the amount of Class A Stock beneficially owned by the Group would be 4,624,532 shares and the percentage of ownership would be 24.5% based upon 18,887,739 shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act.)

(3) Excluding the shares of Class A Stock beneficially owned as a result of the Affiliates Agreement referred to in footnote (1) above, Marvin Sands beneficially owns 799,407 shares of Class A Stock, which is 5.0% of such Class. This total includes 795,720 shares of Class A Stock owned by Mr. Sands' wife, Marilyn Sands. The 795,720 shares include 787,501 shares of Class A Stock, a life estate in which is held by Marilyn Sands and the remainder interest in which is held in equal amounts by each of her three children. Mr. Sands disclaims beneficial ownership with respect to all shares owned by Marilyn Sands. (Excluding the effect of the Affiliates Agreement, and adding the number of shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by Marvin Sands to his 799,407 shares of Class A Stock, the amount of Class A Stock beneficially owned by Mr. Sands would be 1,115,007 shares and the percentage of ownership would be 6.8%. These amounts include an aggregate of 213,750 shares of Class B Stock in which Mr. Sands disclaims beneficial ownership. See Class B Stock table and footnotes (11) and (12) below.)

(4) Excluding the shares of Class A Stock beneficially owned as a result of the Affiliates Agreement referred to in footnote (1) above, Marilyn Sands beneficially owns 795,720 shares of Class A Stock, which is 5.0% of such Class. With respect to 787,501 shares of the 795,720 shares, Marilyn Sands is the beneficial owner of a life estate which includes the right to receive income from and the power to vote and dispose of such shares. (Excluding the effect of the Affiliates Agreement and adding the number of shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by Marilyn Sands to her shares of Class A Stock, the amount of Class A Stock beneficially owned by Mrs. Sands would be 1,009,470 shares and the percentage of ownership would be 6.2%. See Class B Stock table and footnotes (12) and (14) below.) The 795,720 shares do not include 3,687 shares of Class A Stock owned by Marilyn Sands' husband, Marvin Sands. Marilyn Sands disclaims beneficial ownership of all such securities owned by Marvin Sands.

(5) Excluding the shares of Class A Stock beneficially owned as a result of the Stockholders Agreement, Power of Attorney and Irrevocable Proxy, and the Affiliates Agreement, referred to in footnote (1) above, Richard Sands beneficially owns 332,868 shares of Class A Stock or 2.1%. Such total includes an aggregate of 10,045 shares of Class A Stock owned by Richard Sands' wife individually and as custodian for her children and 17,288 shares of Class A Stock owned by Mollie Alpert, Laurie Sands, Robert Sands and Richard Sands, JTWROS. Richard Sands disclaims beneficial ownership with respect to all shares owned by his wife individually and as custodian for her children. (Excluding the effect of the Stockholders Agreement, Power of Attorney and Irrevocable Proxy, and the Affiliates Agreement, and adding the number of shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by Richard Sands to his 332,868 shares of Class A Stock, the amount of Class A Stock beneficially owned by Mr. Sands would be 1,005,042 shares and the percentage of ownership would be 6.0%. See Class B Stock table and footnote (13) below.) None of the foregoing amounts include the remainder interest in 262,501 shares of Class A Stock owned by Richard Sands. The remainder interest is in 787,501 shares of Class A Stock, a life estate in which is held by Marilyn Sands. The remainder interest is held in equal amounts by Richard Sands, Robert Sands and Laurie Sands. (See footnotes
    (3) and (4) above.) Richard Sands disclaims beneficial ownership with respect to such 262,501 shares.

(6) Excluding the shares of Class A Stock beneficially owned as a result of the Stockholders Agreement, Power of Attorney and Irrevocable Proxy, and the Affiliates Agreement, referred to in footnote (1) above, Robert Sands beneficially owns 340,637 shares of Class A Stock or 2.1%. Such total includes an aggregate of 17,757 shares of Class A Stock owned by Mr. Sands' wife, individually and as custodian for their children, and 17,288 shares of Class A Stock owned by Mollie Alpert, Laurie Sands, Robert Sands and Richard Sands, JTWROS. (Excluding the effect of the Stockholders Agreement, Power of Attorney and Irrevocable Proxy, and Affiliates Agreement, and adding the number of shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by Robert Sands to his 340,637 shares of Class A Stock, the amount of Class A Stock beneficially owned by Robert Sands would be 1,012,810 and the percentage of ownership would be 6.1%. See Class B Stock table and footnote (13) below.) None of the foregoing amounts include the remainder interest in 262,500 shares of Class A Stock owned by Robert Sands. (See footnotes (3) and (4) above.) The remainder interest is in 787,501 shares of Class A Stock, a life estate in which is held by Marilyn Sands. The remainder interest is held in equal amounts by Richard Sands, Robert Sands and Laurie Sands. Robert Sands disclaims beneficial ownership with respect to such shares subject to the remainder interest.

(7) Excluding the shares of Class A Stock beneficially owned as a result of the Stockholders Agreement, Power of Attorney and Irrevocable Proxy, and the Affiliates Agreement, referred to in footnote (1) above, Laurie Sands beneficially owns 347,825 shares of Class A Stock or 2.2%. Such total includes 2,600 shares owned by Eleanor Campbell and Ms. Sands, JTWROS, an aggregate of 22,345 shares of Class A Stock owned by Ms. Sands' husband and by Ms. Sands as custodian for their children and 17,288 shares of Class A Stock owned by Mollie Alpert, Laurie Sands, Robert Sands and Richard Sands, JTWROS. (Excluding the effect of the Stockholders Agreement, Power of Attorney and Irrevocable Proxy, and Affiliates Agreement, and adding the number of shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by Laurie Sands to her 347,825 shares of Class A Stock, the amount of Class A Stock beneficially owned by Laurie Sands would be 1,019,999 and the percentage of ownership would be 6.1%. See Class B Stock table and footnote (13) below.) None of the foregoing amounts include a remainder interest in 262,500 shares owned by Laurie Sands. The remainder interest is in 787,501 shares of Class A Stock, a life estate in which is held by Marilyn Sands. The remainder interest is held in equal amounts by Richard Sands, Robert Sands and Laurie Sands. (See footnotes (3) and (4) above.) Laurie Sands disclaims beneficial ownership with respect to such shares.

(8) Excluding the shares of Class A Stock beneficially owned as a result of the Affiliates Agreement and the shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock owned by the three Trusts, none of the Trusts beneficially owns any shares of Class A Stock. (See Class B Stock table and footnote (15) below.)

(9) Excluding the shares of Class A Stock beneficially owned as a result of the Affiliates Agreement and the shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock owned by the Trust, the Trust beneficially owns no shares of Class A Stock. If the shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock were included, the Trust would own 506,250 shares of Class A Stock and the percentage of ownership would be 3.1%. (See Class B Stock Table and footnote (14) below.)

(10) The number of shares and the percentage of ownership is as of December 2, 1994 and as reported in Amendment No. 11 to Schedule 13D filed with the Securities and Exchange Commission by David A. Rocker on December 15, 1994. The total number of shares consists of 878,929 shares of Class A Stock owned by Rocker Partners, L.P. (5.5% of the outstanding shares of Class A Stock), 27,350 shares of Class A Stock owned by Compass Holdings, Ltd. (0.2% of the outstanding shares of Class A Stock), and 23,000 shares of Class A Stock owned by Centennial Partners I, L.P. (0.1% of the outstanding shares of Class A Stock). David A. Rocker (i) serves as the sole Managing Partner of Rocker Partners, L.P., (ii), through Rocker Offshore Management Company, Inc., serves as investment adviser to Compass Holdings, Ltd. and (iii) serves as investment advisor for Centennial Partners I, L.P. David Rocker possesses sole power to vote and direct the disposition of all shares of Class A Stock owned by Rocker Partners, L.P., Compass Holdings, Ltd. and Centennial Partners I, L.P. For further information pertaining to Mr. Rocker, Rocker Partners, L.P., Compass Holdings, Ltd., and Centennial Partners I, L.P., reference should be made to Schedule 13D and Amendment Nos. 1 through 11 thereto filed with the Securities and Exchange Commission by David A. Rocker.

(11) Excluding the shares of Class B Stock beneficially owned as a result of the Affiliates Agreement referred to in footnote (1) above, Marvin Sands beneficially owns 315,600 shares of Class B Stock. These 315,600 shares include an aggregate of 209,250 shares of Class B Stock held by certain trusts for the benefit of Mr. Sands' wife and children. Such total also includes 4,500 shares of Class B Stock owned by his wife, Marilyn Sands. Mr. Sands disclaims beneficial ownership with respect to all such shares. The 315,600 shares do not include 506,250 shares of Class B Stock held in Trust under the Irrevocable Trust Agreement described in footnote (14) below.

(12) Excluding the shares of Class B Stock beneficially owned as a result of the Affiliates Agreement described in footnote (1) above, Marilyn Sands beneficially owns 213,750 shares of Class B Stock. These 213,750 shares include 209,250 shares of Class B Stock held by three Trusts, of which Marilyn Sands is the trustee and a beneficiary. (See footnote (15) below.) The 213,750 shares do not include 101,850 shares of Class B Stock owned by Marvin Sands. The 213,750 shares also do not include 506,250 shares of Class B Stock held in Trust under the Irrevocable Trust Agreement described in footnote (14) below.

(13) Excluding the beneficial ownership of Class B Stock resulting from the Affiliates Agreement, but including beneficial ownership of Class B Stock resulting from the Stockholders Agreement (both of which are described in footnote (1) above), Richard Sands, Robert Sands and Laurie Sands own 2,016,521 shares or 59.5% of the outstanding Class B Stock. Excluding the beneficial ownership of Class B Stock as a result of the Affiliates Agreement and the Stockholders Agreement, Power of Attorney and Irrevocable Proxy (all of which are described in footnote (1) above), Richard Sands, Robert Sands and Laurie Sands each individually beneficially owns 672,174, 672,173, 672,174 shares, respectively, or 19.8% of the outstanding Class B Stock. These totals do not include the shares of Class B Stock held in Trust under the Irrevocable Trust Agreement described in footnote (14) below.

(14) Excluding the shares of Class B Stock beneficially owned as a result of the Affiliates Agreement described in footnote (1) above, 506,250 shares of Class B Stock are owned by a Trust created by Marvin Sands under the terms of an Irrevocable Trust Agreement dated November 18, 1987 (the "Trust"). The Trust is for the benefit of the present and future grandchildren of Marvin and Marilyn Sands. The Co-Trustees of the Trust are Richard Sands, Robert Sands and Laurie Sands. Concurrence of a majority of the Co-Trustees is required with respect to voting and disposing of the Class B Stock owned by the Trust. Each of Richard Sands, Robert Sands and Laurie Sands in his/her individual capacity, disclaims beneficial ownership with respect to all such shares owned by the Trust. Each of Marvin Sands and Marilyn Sands also disclaims beneficial ownership with respect to all such shares owned by the Trust.

(15) Excluding the shares of Class B Stock beneficially owned as a result of the Affiliates Agreement described in footnote (1) above, the three Trusts own in the aggregate 209,250 shares of Class B Stock. No one of these Trusts individually owns more than 5% of the outstanding shares of Class B Stock.

  Information with respect to share ownership of management is set forth in the table under "Nomination and Election of Directors."

                            EXECUTIVE COMPENSATION

  To meet the goal of providing stockholders with a concise, comprehensive overview of compensation, shown in the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended August 31, 1994, 1993 and 1992, paid by the Company to those persons who were, at August 31, 1994, (i) the chief executive officer of the Company and (ii) the other four most highly compensated executive officers of the Company during fiscal 1994 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                   --------------------------------------
                       ANNUAL COMPENSATION                                   AWARDS             PAYOUTS
- ------------------------------------------------------------------ --------------------------- ----------
      (A)         (B)      (C)          (D)            (E)             (F)           (G)          (H)            (I)
- ----------------  ---- ------------ ----------- ------------------ ----------- --------------- ---------- ------------------
    NAME AND                                          OTHER        RESTRICTED    SECURITIES
   PRINCIPAL                                          ANNUAL          STOCK      UNDERLYING       LTIP        ALL OTHER
  POSITION(1)     YEAR SALARY($)(2) BONUS($)(2) COMPENSATION($)(3) AWARD(S)($) OPTIONS/SARS(#) PAYOUTS($) COMPENSATION($)(4)
- ----------------  ---- ------------ ----------- ------------------ ----------- --------------- ---------- ------------------
Richard Sands,    1994   $371,635    $241,748            --            --             --          --           $31,001
 President and    1993   $176,522    $ 60,000                                                                  $21,960
 CEO(1)           1992   $156,935    $ 20,000
Marvin Sands,     1994   $401,196    $260,978            --            --             --          --           $41,203
 Chairman of the  1993   $248,173    $ 60,000                                                                  $27,950
 Board(1)         1992   $224,039    $      0
Ellis Goodman,    1994   $363,283    $214,200            --            --             --          --           $47,452(6)
 Executive Vice   1993   $ 62,769    $ 10,356                                                                   $6,497
 President(5)     1992        --          --
Robert Sands,     1994   $322,356    $209,692            --            --                         --           $30,643
 Executive Vice   1993   $161,105    $ 60,000                                       5,000                      $19,099
 President        1992   $119,269    $ 50,000
Chris Kalabokes,  1994   $233,548    $ 72,121         $3,740(7)        --           6,000         --           $32,592
 Sr. Vice         1993   $199,829    $ 15,000                                      15,000                      $25,087
 President        1992   $170,268    $      0

- ---------------------
(1) On October 28, 1993, Richard Sands succeeded Marvin Sands as the Company's Chief Executive Officer. Marvin Sands, Chairman of the Board of Directors, continues to serve as an executive officer of the Company.

(2) Amounts shown include cash compensation earned and received by the Named Executives as well as amounts earned but deferred. All non-cash compensation has been disclosed in items (f)-(i) of the Summary Compensation Table.

(3) Individual perquisites do not exceed the lesser of $50,000 or 10% of salary and bonus for any Named Executive.

(4) Amounts reported for 1994 consist of:
  --Company match for 401(k): Richard Sands $2,221; Marvin Sands $2,436;
    Robert Sands $1,000; and, Chris Kalabokes $1,724.
  --Company contributions to the Canandaigua Wine Company, Inc. Profit
    Sharing Retirement Plan: Richard Sands $27,848; Marvin Sands $27,848; Robert Sands $27,848; and, Chris Kalabokes $27,545.
  --Company contributions to the profit sharing plan for Ellis Goodman under the Barton Incorporated Employees' Profit Sharing and 401(k) Plan:
    $25,009.
  --"Flex credits" under the Canandaigua Wine Company, Inc. flexible health care benefits plan: Richard Sands $473; Marvin Sands $473; Robert Sands $473; and, Chris Kalabokes $473.
  --Company paid premium on Group Term Life Insurance: Richard Sands $459;
    Marvin Sands $5,760; Ellis Goodman $2,250; Robert Sands $297; and, Chris Kalabokes $783.
  --Company owned automobiles for: Marvin Sands $4,686; Ellis Goodman $3,121;
    Robert Sands $1,025; and, Chris Kalabokes $2,067.

(5) On June 29, 1993, the Company acquired Barton Incorporated, and in July 1993, Ellis Goodman, the Chief Executive Officer of Barton Incorporated was appointed a Vice President of Canandaigua Wine Company, Inc. In October 1993 he was appointed an Executive Vice President of the Company. Mr. Goodman continues in his capacity as Chief Executive Officer of Barton Incorporated.

(6) On June 29, 1993, as part of its acquisition of Barton Incorporated, the Company extended Ellis Goodman's employment agreement with Barton Incorporated. This agreement provided for reimbursement in year 1994 of club memberships of $15,638. Barton Incorporated also made a premium payment for a whole life (split dollar) policy which included $1,434 representing the economic benefit to Mr. Goodman during fiscal year 1994.

(7) This amount represents the excess of the aggregate fair market value of the number of shares of Class A Stock purchased by Mr. Kalabokes under the Company's Employee Stock Purchase Plan over the actual aggregate purchase price of such shares. Such excess amount represents a 15% discount from the fair market value of the shares as determined under the provisions of such Plan.

STOCK OPTION GRANTS

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                                                                        ANNUAL RATES
                                                                                       OF STOCK PRICE
                                                                                        APPRECIATION
                                                                                         FOR OPTION
                                INDIVIDUAL GRANTS                                           TERM
- ----------------------------------------------------------------------------------- --------------------
         (A)                 (B)          (C)            (D)              (E)          (F)       (G)
         ---            ------------- ------------ ---------------- --------------- --------- ----------
                           NUMBER
                        OF SECURITIES  % OF TOTAL
                         UNDERLYING   OPTIONS/SARS
                        OPTIONS/SARS   GRANTED TO
                         GRANTED(#)   EMPLOYEES IN EXERCISE OR BASE
         NAME              (1) (2)    FISCAL YEAR    PRICE ($/SH)   EXPIRATION DATE   5%($)     10%($)
         ----           ------------- ------------ ---------------- --------------- --------- ----------
Richard Sands,
 President and CEO            --          --               --               --            --         --
Marvin Sands,
 Chairman of the Board        --          --               --               --            --         --
Ellis Goodman,
 Executive Vice
 President                    --          --               --               --            --         --
Robert Sands,
 Executive Vice
 President                    --          --               --               --            --         --
Chris Kalabokes,
 Sr. Vice President         6,000(3)      4.8%          $24.25(4)       6/22/04     $  91,500 $  231,900

- ---------------------
(1) Options granted in fiscal 1994 are exercisable starting on June 23, 1999.

(2) The options were granted for a term of no greater than 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(3) The securities underlying the options are shares of Class A Stock.

(4) The exercise price per share is equal to the market price of a share of Class A Stock on the date of grant.

  No stock options were exercised by any of the Named Executives during the fiscal year ended August 31, 1994. The table on the next page sets forth information regarding the number and value of unexercised stock options and values at August 31, 1994. There are no outstanding SARs.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

         (A)                  (B)              (C)                  (D)                      (E)
- ----------------------  --------------- ------------------ ----------------------  -----------------------
                                                            NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED          IN-THE-
                                                              OPTIONS/SARS AT        MONEY OPTIONS/SARS
                                                               FY-END (#)(1)            AT FY-END ($)
                        SHARES ACQUIRED                         EXERCISABLE/            EXERCISABLE/
         NAME           ON EXERCISE (#) VALUE REALIZED ($)     UNEXERCISABLE            UNEXERCISABLE
- ----------------------  --------------- ------------------ ----------------------  -----------------------
Richard Sands,
 President and CEO            --               --                    --                      --
Marvin Sands,
 Chairman of the Board        --               --                    --                      --
Ellis Goodman,
 Executive Vice
 President                    --               --                    --                      --
Robert Sands,
 Executive Vice
 President                    --               --           5,000 (Unexercisable)  $ 95,000 (Unexercisable)
Chris Kalabokes,
 Sr. Vice President           --               --          21,000 (Unexercisable)  $253,750 (Unexercisable)

- ---------------------
(1) Number of underlying securities relates to shares of Class A Stock underlying Options.

BENEFIT PLANS

  Both Canandaigua Wine Company, Inc. and its wholly-owned subsidiary, Barton Incorporated ("Barton"), sponser certain profit sharing plans, 401(k) plans and group health care, long-term disability and term life insurance plans for the benefit of employees. Set forth below are descriptions of those plans. The plans sponsored by Canandaigua Wine Company, Inc. do not cover the employees of Barton and its subsidiaries, as those employees, including Ellis Goodman, are covered by the plans sponsored by Barton, as described below. Subject to the eligibility provisions of the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan and the 1989 Employees' Stock Purchase Plan, employees of both Canandaigua Wine Company, Inc. and Barton, and their subsidiaries, are eligible to participate under those plans. Those plans are also described below.

PROFIT SHARING PLANS

  CANANDAIGUA WINE COMPANY, INC.

  The Canandaigua Wine Company, Inc. Profit Sharing Retirement Plan (the "PSR Plan") is a tax qualified profit sharing plan allowing the Company and affiliated employers to make tax deductible contributions from current or accumulated profits on behalf of most non-union employees who have completed one year of service with the Company or an affiliated employer. Generally, under the PSR Plan, the Company and affiliated employers can contribute and deduct up to 15% of the total compensation of all participants. The Company has discretion as to whether and how much to contribute in a given year. Each participant is credited with an allocation of the annual total contribution made by the Company and affiliated employers based in part on his base compensation above the Social Security wage base and, in part, on his total base compensation. The amounts allocated to each participant become vested pursuant to a graduated schedule based on years of service, with full vesting after seven (7) years. The contributed amounts are invested in a tax-exempt trust fund. No specified pension benefits are guaranteed to participants, who instead receive at either death, disability or normal retirement date the vested balance in their respective accounts. Payment is made in a single cash sum no later than sixty days following the close of the year in which the event giving rise to the distribution occurs.

  BARTON INCORPORATED

  The Barton Incorporated Employees' Profit-Sharing and 401(k) Plan and Trust Agreement (the "Barton Plan") is a tax-qualified plan which was established in 1957. The Barton Plan consists of both (i) a profit sharing plan allowing Barton and its subsidiaries to make tax deductible contributions from current or accumulated profits on behalf of most non-union employees who have completed one year of service with Barton or a subsidiary employer, and (ii) a retirement savings plan pursuant to Section 401(k) of the Code under which none of Barton or its subsidiaries contribute. Under the profit sharing component of the Barton Plan, Barton and its subsidiary employers may contribute up to 15% of the total compensation of all participants. The employers have discretion as to whether and how much to contribute in a given year. Contributions are allocated each year to the accounts of participating employees in the ratio of their compensation for such year. The amounts allocated to each participant become vested pursuant to a graduated schedule based on years of service, with full vesting after seven (7) years. All contributions are held in a general fund under a tax-exempt trust and invested by the trustees. No specified benefits are guaranteed to participants, who instead receive either distribution in a lump sum or installments over a period certain not exceeding the participant's life expectancy or, at the participant's election, not exceeding the joint life and last survivor expectancy of the participant and his beneficiary.

401(K) PLAN

  CANANDAIGUA WINE COMPANY, INC.

  Effective July 1, 1987, Canandaigua Wine Company, Inc. established a Retirement Savings Plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan permits employees of the Company or its adopting subsidiaries to defer a portion of their compensation on a pre-tax basis. Non-union employees who are neither temporary nor probationary may participate in the 401(k) Plan on the first January 1 or July 1 following their employment. Participants may defer up to 10% of their compensation (base pay plus regular bonuses and overtime) for the year. However, no participant could defer more than $9,240 in fiscal year 1994. The amount which may be deferred is indexed each year for inflation. The Company makes a matching contribution of 25% of the first 4% of compensation an employee defers. Federally mandated discrimination testing limits the amounts which highly paid employees may defer based on the amounts contributed by all other employees. Participant accounts are fully vested and are invested at the direction of the participants among several mutual funds, pooled investment funds or guaranteed investment contracts selected by the Company. Distributions of account balances are normally made upon death, disability or termination of employment after normal retirement date (age 65) or early retirement date (age
55). However, distribution may be made at any time after an employee terminates employment. Participants may withdraw portions of their deferred accounts in the event of financial hardship or may borrow portions of their accounts from the 401(k) Plan, subject to fixed repayment schedules. Amounts payable to an employee are dependent on the employee's account balance, which is credited and debited with appropriate earnings, gains, expenses and losses of the underlying investment. Benefits are determined by contributions and investment performance over the entire period an employee participates in the 401(k) Plan.

STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN

  The Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan, as amended (the "Plan") became effective on July 1, 1987, and provides for the granting of "incentive stock options" (within the meaning of Section 422(b) of the Code, "non-qualified stock options" (options other than incentive stock options) and stock appreciation rights "SARs" to key employees. Options and/or SARs may be granted to those full time officers, key employees and directors of the Company and its subsidiaries selected by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Subject to the anti-dilution provisions of the Plan, options under the Plan to purchase, and SARs may be granted with respect to, in the aggregate, not more than 3,000,000 shares of the Company's Class A Stock. The term of each option shall be determined by the Compensation Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. However, if incentive stock options are granted to a stockholder who, after the grant, owns 10% or more of the combined voting power of the Company (a "Ten Percent Stockholder"), such options shall not be exercisable after the expiration of five years from the date of the grant. The exercise price of incentive stock options may not be less than the fair market value of the shares on the date of the grant, except that with respect to Ten Percent Stockholders, the price must be at least 110% of the fair market value on the date of the grant. The exercise price of any non-qualified stock option must equal or exceed fifty percent (50%) of the fair market value of the shares on the date of the grant. The Plan presently satisfies the requirements and conditions for a "plan" under Regulation 16b-3 under the Securities Exchange Act of 1934. In order to acquire the shares underlying a stock option, a participant must pay the full exercise price to the Company in cash, or, at the discretion of the Company, by delivery of Company shares already owned by him. The aggregate fair market value (determined on the date the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) may not exceed $100,000. The Plan also authorizes the granting of SARs which are exercisable over a period of time or which have specified maturity dates, as determined in the discretion of the Compensation Committee. The maturity date or exercise period may begin no sooner than six months from the date of the grant and end no later than ten years from the date of the grant. The value of an SAR shall be the amount, if any, by which the "Maturity Value" of a share of Class A Stock exceeds its "Base Value". The Base Value and Maturity Value shall be based upon the average fair market values of the shares on the date(s) set forth in the participant's SAR agreement. These dates may not, however, be more than one year from the date of the grant, in the case of Base Value, or one year from the date of maturity or exercise, in the case of Maturity Value. The value of an SAR upon maturity or exercise shall be paid to the participant in cash, Class A Stock or a combination thereof as determined by the Compensation Committee and as set forth in the SAR Agreement. Non-qualified stock options and SARs may, in the discretion of the Compensation Committee, be granted in tandem. Tandem grants shall be exercised in the alternative, so that to the extent that an option is exercised, the corresponding SAR shall be extinguished, and to the extent an SAR is exercised, the corresponding option shall be extinguished.

  A Registration Statement on Form S-8 with respect to 2,963,100 shares of the Company's Class A Stock subject to the Plan was filed with the Securities and Exchange Commission on November 22, 1994 and became effective automatically on that date.

1989 EMPLOYEE STOCK PURCHASE PLAN

  The Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan (the "Stock Purchase Plan") became effective on January 20, 1989, and generally provides an opportunity for eligible employees of the Company and its subsidiaries to subscribe for shares of the Company's Class A Stock on an installment basis through payroll deductions.

  A Registration Statement on Form S-8 with respect to the 1,125,000 shares of the Company's Class A Stock subject to the Stock Purchase Plan (as adjusted to give retroactive effect to previous Class A Stock splits) was filed with the Securities and Exchange Commission on January 25, 1989 and became effective automatically on February 14, 1989. The Company has completed eleven offerings under the Stock Purchase Plan and a twelfth offering under the Stock Purchase Plan is currently ongoing and is scheduled to end on February 28, 1995. The Compensation Committee administers the Stock Purchase Plan. Whether additional offerings will be made under the Stock Purchase Plan and, if so, the terms and commencement dates of those offerings, will be decided by the Compensation Committee.

  Participation in the Stock Purchase Plan is completely voluntary. An employee is eligible to participate in an offering under the Stock Purchase Plan if he or she is an employee of the Company or of any of its subsidiaries on the commencement date of such offering. Members of the Compensation Committee and employees who own in the aggregate 5% or more of the combined voting power or value of all classes of stock of the Company are not eligible to participate. If an employee elects to participate in an offering under the Stock Purchase Plan, deductions are taken from his or her salary or wages during the offering period in amounts authorized by the employee within applicable limits. If for any reason, the offering is oversubscribed, each participant will be allotted shares on a pro-rata basis. Any balance in the participants' accounts not applied to the purchase of whole shares of Class A Stock in the event of oversubscription will be refunded to them without interest. No employee may be granted a subscription right under the Stock Purchase Plan (i) which would permit him to purchase stock under all employee stock purchase plans of the Company in any calendar year with a fair market value (determined as of the date such right is granted) of $25,000 or more or
(ii) if, immediately after such right is granted, such employee would own, and/or hold outstanding options or rights to purchase, stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

  Every participant in an offering under the Stock Purchase Plan is granted the right to purchase as many full shares of Class A Stock as is possible with the amount in such participant's payroll deduction account at the end of the offering period. The purchase price per share for participants is the lower of:

    (1) 85% of the fair market value of a share of Class A Stock on the effective date of the offering (the Initial Offering Price); or

    (2) 85% of the fair market value of a share of Class A Stock on the termination of the offering period (the Alternate Offering Price).

MEDICAL AND INSURANCE BENEFITS

  CANANDAIGUA WINE COMPANY, INC.

  Canandaigua Wine Company, Inc. sponsors group health care, long-term disability and term life insurance plans for its and its subsidiaries' eligible employees and their eligible dependents. The health care benefits under the Canandaigua Wine Company, Inc. plan include "core" benefits which are fully paid by the Company. An employee may add to his or her core coverage by selecting one or more of the optional benefit plans available. As part of this health care plan, the Company provides "flex credits" to help participants purchase additional benefits.

  BARTON INCORPORATED

  Barton sponsors group health care, long-term disability and term life insurance plans for its and its subsidiaries' eligible employees and their eligible dependents. Each participating employee contributes $20 per month to the cost of his health care coverage, and, if such coverage is provided to his dependent(s), a portion of the cost thereof ranging from $30 to $145 per month depending upon the employee's rate of compensation. The cost of the other plans is fully paid by Barton and its subsidiaries.

REPORT OF THE COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

  The following report of the Compensation Committee required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

 General

  The Compensation Committee of the Board of Directors administers the Company's Executive Compensation Program. The Compensation Committee is composed of the following individuals: Marvin Sands (director and executive officer), Richards Sands (director and executive officer), and George Bresler (non-employee director of the Company).

  The objective of the Company's Executive Compensation Program is to develop and maintain executive award programs (i) which are competitive with the pay practices of other companies of comparable revenues, including those in the beverage alcohol industry and (ii) which attract, motivate and retain key executives who are very important to the long-term success of the Company. As discussed in detail below, the Company's Executive Compensation Program consists of both fixed (base salary) and variable (incentive) compensation elements. These elements are designed to operate together to comprise total compensation value.

  The Compensation Committee reviewed executive compensation in light of the Company's performance during the fiscal year and compensation data for companies that it considered comparable. In reviewing the Company's performance during fiscal year 1994, the Compensation Committee considered a variety of factors without assigning specific weight to particular factors. Among other factors, the Compensation Committee took into account that net sales for fiscal year 1994 increased approximately 106% to $629.6 million, that, exclusive of the impact of a restructuring charge which the Company took in the fourth quarter of fiscal year 1994, net income increased 71% to $26.6 million, and (exclusive of the impact of the restructuring charge) earnings per share on a fully diluted basis amounted to $1.65, up from $1.20 for fiscal year 1993. After the impact of the restructuring charge, net income for fiscal year 1994 was $11.8 million and earnings per share on a fully diluted basis amounted to $0.74. These results were principally achieved by reason of the successful acquisitions program carried out by the Company during fiscal years 1993 and 1994.

  The Compensation Committee further reviewed compensation in light of the Company's rapid growth due primarily to the acquisitions of (i) Barton Incorporated, which occurred on June 29, 1993, (ii) the assets and business of Vintners International Company, Inc., which occurred on October 15, 1993, and
(iii) the Almaden, Inglenook and other brands, a grape juice concentrate product line and related facilities and assets, which occurred on August 5, 1994. For 1994, the Compensation Committee, with the advice of William H. Mercer Incorporated ("Mercer"), a compensation consulting firm, addressed certain differences in compensation among executive employees within the Company as the result of its recent acquisitions and recommended significant increases in compensation for fiscal year 1994. The Compensation Committee also recommended changes in title and positions for certain members of senior management of the Company. Both of these recommendations have been implemented.

 Compensation of CEO

  For fiscal year 1994, the compensation of Marvin Sands and Richard Sands was reviewed by the Compensation Committee in the context of (i) the Company's performance and growth discussed above; and (ii) compensation packages of chief executive officers at comparable companies selected by Mercer. The companies included in the comparison were not the same as the companies included in the peer group index contained in the performance graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies to which the Company compares itself for stock performance purposes.

 Base Salary

  Base salary levels for the Company's executives are determined by the Compensation Committee based on factors such as individual performance (e.g., leadership, level of responsibility, management skills and industry activities), Company performance (as discussed above) and competitive pay practices. The Company has received data relating to executive compensation packages of other public companies from Mercer.

 Annual Cash Incentives

  The annual cash incentive is designed to provide a short-term (one year) incentive to an executive based on a percentage of that executive's base salary. The incentive opportunities for the Named Executives vary based on, among other things, the Company meeting certain pre-determined individual goals. These individual goals may include objective and subjective factors, such as leadership and management skills, successful acquisitions or financing, and improved performance of assets.

  For fiscal year 1994, annual cash incentives in the amounts indicated in the Summary Compensation Table were awarded to each of the Named Executives based on the achievement of certain goals.

 Stock Options and SARs

  Stock options and SARs are designed to provide incentives and rewards tied to the price of the Company's Class A Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Compensation Committee believes that stock options and SARs would provide value to participants only when the Company's stockholders benefit from stock price appreciation, an important component of the Company's Executive Compensation Program.

  The Compensation Committee believes that through the use of stock options, executives' interests are directly tied to enhanced stockholder value. The exercise prices of all stock options granted were generally equal to the market value of the underlying Class A Stock on the date of the grant. Accordingly, the value of these grants to the executives is dependent solely upon the future growth and share value of the Company's Class A Stock.

  The foregoing report is given by the members of the Compensation Committee, namely:

                             COMPENSATION COMMITTEE

                                  Marvin Sands
                                 Richard Sands
                                 George Bresler

INSIDER PARTICIPATION IN COMPENSATION COMMITTEE

  The Compensation Committee of the Company's Board of Directors consists of Marvin Sands, Richard Sands and George Bresler. Marvin Sands is the Chairman of the Board and serves in this capacity as the Company's senior executive officer, and during fiscal year 1993, and until October 28, 1993 was Chief Executive Officer. Richard Sands is Chief Executive Officer, and during fiscal year 1993, was President and Chief Operating Officer. Mr. Bresler is a partner in the law firm of Rosner, Bresler, Goodman & Golden in New York, New York.

STOCK PRICE PERFORMANCE GRAPH

  Set forth below is a line graph comparing, for the five most recently concluded fiscal years, the cumulative total stockholder return on a weighted average of the Company's Class A Stock and Class B Stock, based on the market price of the Class A Stock and the Class B Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Nasdaq Market Index and an index comprised of companies in the beverage industry (the "Selected Peer Group Index").*

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CANANDAIGUA WINE COMPANY,
                                     INC.,
             THE NASDAQ MARKET INDEX AND SELECTED PEER GROUP INDEX

                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG CANANDAIGUA WINE COMPANY INC., THE NASDAQ INDEX
                         AND SELECTED PEER GROUP INDEX

Measurement period      CANANDAIGUA      NASDAQ       SELECTED PEER GROUP
(Fiscal year Covered) WINE COMPANY, INC. Index            Index
- ---------------------   ---------       ---------       ---------
Measurement PT -
08/31/89                $ 100           $ 100           $ 100

FYE 08/31/90            $ 104.9         $  87.5         $  91.4
FYE 08/31/91            $ 233.1         $  99.4         $ 106.7
FYE 08/31/92            $ 287.9         $ 101.1         $ 115.5
FYE 08/31/93            $ 437.7         $ 131.6         $ 132.8
FYE 08/31/94            $ 654.1         $ 143.8         $ 136.8

* The Selected Peer Group Index is comprised of securities of the following
  Companies: Anheuser-Busch Companies Inc., Brown-Forman Corporation (Class A and Class B Shares), Cable Car Beverage Corporation, Cadbury-Schwepps plc, Canandaigua Wine Company, Inc. (Class A and Class B Shares), Chalone Wine Group Ltd., Coca Cola Bottling Consolidated, Coca Cola Company, Coca Cola Enterprises, Adolph Coors Company (Class B Shares), Genesee Corporation (Class B Shares), Kirin Brewery Ltd. ADR, LVMH Moet-Hen Louis Vuit, Pepsico Inc., Seagram Company Ltd., Whitman Corporation.

  There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

  The Stock Price Performance Graph set forth above shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act by virtue of any general statement incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either such Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Apart from personal benefits in aggregate amounts not exceeding 10% of the respective cash compensation amounts reported above, no compensation other than that described above was paid to the Named Executives for services rendered during the 1994 fiscal year.

  On June 29, 1993, as part of the acquisition of Barton Incorporated ("Barton"), the Company extended Ellis Goodman's employment agreement with Barton (the "Agreement"). Ellis Goodman serves as Chief Executive Officer of Barton and is an executive officer and a director of the Company. Mr. Goodman has, consistent with past practices and subject to annual approval by the Company's Board of Directors of the

Barton annual plan for the coming year, full and exclusive strategic and operational responsibility for Barton and all of its subsidiaries, including responsibility for: (i) day-to-day operations; (ii) all employee welfare, benefit, profit-sharing and pension programs; (iii) compensation for all officers and employees; and (iv) all matters impacting on Barton's earnings. If Barton fails to achieve certain earnings levels in any fiscal year during the term of the Agreement, then Mr. Goodman's employment may be terminated. If Mr. Goodman's employment is terminated for this reason, he is entitled to the severance benefits described in the following paragraph.

  The Agreement expires on December 31, 1999, and provides that Mr. Goodman will serve as the Chairman of the Board and Chief Executive Officer of Barton and its subsidiaries (the Company's beer and spirits division). Under the Agreement, (i) Barton is obligated to review Mr. Goodman's compensation annually as of September 1 each year and afford him participation under employee benefit and compensation plans offered from time to time to other key executives of Barton, and (ii) Mr. Goodman has agreed not to compete with Barton for a period of 12 months following the termination of his employment with Barton for certain reasons. Upon the expiration of the Agreement or its earlier termination for certain reasons, Barton is obligated to make a severance payment to Mr. Goodman in an amount equal to 200% of his then base salary and 200% of the incentive compensation payable to him for Barton's fiscal year ended immediately prior to the date of termination, plus an amount equal to the base compensation, if any, remaining to be paid to Mr. Goodman for the years then remaining in the term of the Agreement.

  Pursuant to the terms of the Stock Purchase Agreement dated April 27, 1993, as amended, among the Company, Barton and the former stockholders of Barton (the "Stock Purchase Agreement"), Ellis Goodman, the Gillian and Ellis Goodman Foundation, and certain trusts established for the benefit of Mr. Goodman's children (collectively, the "Goodman Recipients") have received, and are entitled to receive on December 30, 1994, payments aggregating $65,829,557; the Goodman Recipients also received an aggregate of 673,021 shares of the Company's Class A Stock. At various times until November 29, 1996, the Goodman Recipients are entitled to receive additional payments upon the satisfaction by Barton of certain performance goals.

  Pursuant to the terms of the Stock Purchase Agreement, certain trusts established for the benefit of Sir Harry Solomon (a director of the Company) and his wife and children (collectively, the "Trusts") have received, and are entitled to receive on December 30, 1994, payments aggregating $15,780,338; the Trusts also received an aggregate of 161,334 shares of the Company's Class A Stock. At various times until November 29, 1996, the Trusts are entitled to receive additional payments upon the satisfaction by Barton of certain performance goals.

  On July 12, 1993, the Company adopted a policy to pay its non-employee directors $35,000 per year for their services as directors. Messrs. Bresler, Locke and Sir Harry Solomon qualify for such payments. Mr. Locke has waived the payment of directors' fees. The Company also reimburses its directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and Committees of the Board of Directors.

  By an Agreement dated December 20, 1990, the Company entered into a split-dollar agreement with a Trust established by Marvin Sands of which Robert Sands is Trustee. Pursuant to the Agreement, the Company pays the annual premium on an insurance policy (the "Policy") held in the Trust net of the amount paid by the Trust. The Trust pays the portion of the premium equal to the "economic benefit" to Marvin Sands calculated in accordance with the United States Treasury Department rules then in effect.

  The Policy is a joint life policy payable upon the death of the second to die of the insureds, Marvin Sands and his wife, Marilyn. The face value of the Policy is $5 million. Pursuant to the terms of the Trust, Richard Sands, Robert Sands (in his individual capacity) and Laurie Sands will each receive one-third of the proceeds of the Policy (less the reimbursement to the Company described below) if they survive Marvin Sands and Marilyn Sands.

  The amount of all premiums paid by the Company constitutes indebtedness from the Trust to the Company and is secured by a collateral assignment of the Policy. Upon the termination of the Agreement, whether by the death of the survivor of the insureds or the sooner cancellation of the Agreement, the Company is entitled to receive from the Trust the amount equal to the premiums which it has paid.

  The premium paid during fiscal year 1994 with respect to this arrangement was $216,760; of this amount, the Company, during December 1993, advanced $209,063 and the Trust paid $7,697, which amount represents the "economic benefit" to Marvin Sands. (Marvin Sands is the Company's Chairman of the Board of Directors, Richard Sands is the Company's President and Chief Executive Officer and a director, and Robert Sands is an Executive Vice President, General Counsel and a director of the Company. Each of Marvin Sands, Marilyn Sands, Richard Sands, Robert Sands and Laurie Sands is the beneficial owner of more than five percent of each class of the Company's Common Stock. Richard, Robert and Laurie Sands are adult children of Marvin and Marilyn Sands.)

  By an Agreement dated August 12, 1988, Barton entered into a split-dollar insurance agreement with a trust established by Ellis M. Goodman of which Gillian Goodman and Edwin H. Goldberger are the trustees. Pursuant to the Agreement, Barton pays the annual premium on an insurance policy (the "Policy") held in the trust. The Policy is a single life policy payable upon the death of Mr. Goodman. The face value of the Policy is $1 million. The amount of all premiums paid by Barton is secured by an assignment of certain rights in the Policy. Upon the termination of the Agreement, whether by the death of Mr. Goodman or the sooner cancellation of the Agreement, Barton is entitled to receive an amount equal to the premiums which it has paid. The premium paid during fiscal year 1994 with respect to this Agreement was $19,370.

  On November 10, 1994, the Company entered into a certain Underwriting Agreement and a certain Subscription Agreement (together, the "Agreements"), along with certain selling stockholders (the "Selling Stockholders"). The Selling Stockholders included Ellis Goodman, a director and an Executive Vice President of the Company, and two separate trusts for the benefit of Mr. Goodman's children. (Those trusts are identified earlier in this section of the Proxy Statement.) The Selling Stockholders also included two separate trusts for the benefit of Sir Harry Solomon (a director of the Company) and his wife and children. (Those trusts are also identified earlier in this section of the Proxy Statement.) Under the terms of the Agreements, the Company issued and sold, and the Selling Stockholders sold to CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, William Blair & Company, Chase Securities, Inc., Merrill Lynch International Limited, among others (the "Underwriters"), shares of Class A Stock of the Company. Pursuant to the Agreements, on November 18, 1994, the Company and the Selling Stockholders completed the sale of 3,937,744 shares of Class A Stock to the Underwriters at a price of $32.076 per share in simultaneous United States and international public offerings. (The price to the public for such shares was $33.50.) Of the total number of shares, 3 million were sold by the Company and 937,744 were sold by the Selling Stockholders. Of the amount sold by the Selling Stockholders, (i) Mr. Goodman sold 176,079 shares beneficially owned by him,
(ii) each of the trusts for Mr. Goodman's children sold 68,031 shares and (iii) the trust for Sir Harry and his wife and the trust for Sir Harry's children each sold 34,572 shares. The Company did not receive any of the proceeds from the sale of the Class A Stock owned individually by the Selling Stockholders. All of the shares of Class A Stock sold by the Company and the Selling Stockholders were registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 and amendments thereto (the "Registration Statement"). Under the terms of the Agreements, the Underwriters have agreed to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act against certain liabilities. Further, under the terms of the Agreements, the Company and the Selling Stockholders, made certain representations and warranties to the Underwriters, made certain covenants with the Underwriters and agreed to indemnify the Underwriters against certain liabilities. The Registration Statement reported that total expenses to be incurred in connection with the offerings were estimated at $875,000, of which approximately $800,000 would be borne by the Company and approximately $75,000 would be borne by the Selling Stockholders.

  Richard Sands, Robert Sands and Laurie Sands are the beneficial owners of a limited partnership which owns railroad cars. These cars are leased by the Company from the partnership at fair market rates. The Company's payments are offset to the extent that railroads using these cars reimburse the partnership for such use.

  George Bresler, a director of the Company, is a partner in the law firm of Rosner, Bresler, Goodman & Golden in New York, New York. Mr. Bresler has in the past rendered legal services to the Company and Mr. Bresler intends to continue to offer his professional services to the Company.

  James A. Locke, III, a director of the Company, is a partner in the law firm of Harter, Secrest & Emery, Rochester, New York, the Company's principal outside counsel.

                     NOMINATION AND ELECTION OF DIRECTORS

  On April 26, 1993, the Board of Directors of the Company increased the number of directors on the Board of Directors from six (6) to eight (8) pursuant to the terms of the Affiliates Agreement with the former stockholders of Barton Incorporated (the "Affiliates Agreement"). On July 12, 1993, the Board of Directors first appointed Ellis Goodman and Sir Harry Solomon to fill the newly created vacancies. On November 15, 1994, the Board of Directors nominated eight (8) directors to be elected by the stockholders to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Pursuant to the Affiliates Agreement, certain holders of a majority of the Class B Stock* have agreed to cause Ellis Goodman and Sir Harry Solomon to be nominated and elected to the Company's Board of Directors as Class B Directors, to hold office until the later to occur of (i) payment of all amounts due to the former stockholders of Barton pursuant to the Stock Purchase Agreement; or (ii) the Company's 1997 Annual Meeting of Stockholders. The nominees for election to the Board of Directors are Marvin Sands, Richard Sands, Ellis Goodman, Robert Sands, Sir Harry Solomon, George Bresler, James
A. Locke, III and Bertram E. Silk. Messrs. Locke and Bresler have been designated as the nominees to be elected by the holders of the Class A Stock, voting as a separate class. The remaining directors are to be elected by the holders of the Class B Stock, voting as a separate class. Unless authority to vote for one or more of the nominees is specifically withheld, it is intended that the shares represented by the enclosed proxy, when properly executed, will be voted FOR the election of the eight (8) nominees.

  Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the management of the Company.
- ---------------------
* The Class B Stockholders who executed the Affiliates Agreement are: Marvin Sands; Marilyn Sands; Richard Sands; Robert Sands; Laurie Sands; Marilyn Sands under Irrevocable Declaration of Trust Nos. 1 (subsequently terminated) 2, 3 and 4 each dated November 18, 1987; and Richard Sands, Robert Sands and Laurie Sands, as Co-Trustees under an Irrevocable Trust Agreement dated November 18, 1987.

  The information appearing in the following table and in the notes thereto has been furnished to the Company by the respective nominees to the Board of Directors and the Company's Executive Officers. Unless otherwise indicated, the named individual has sole voting power and investment discretion with respect to the shares attributed to him.

                                                    SHARES OF STOCK
                                         SERVED AS   BENEFICIALLY     PERCENT
                                         DIRECTOR     OWNED AS OF        OF
          NAME AND BACKGROUND              SINCE   NOVEMBER 30, 1994  CLASS(1)
          -------------------            --------- -----------------  --------
Marvin Sands, age 70, is the founder of    1946        1,786,161       11.1%(2)
 the Company, which is the successor to              Class A Stock(2)
 a business he started in 1945. Mr.                    2,838,371       83.7%(2)
 Sands continues to serve as an officer              Class B Stock(2)
 of the Company as Chairman of its
 Board of Directors. He has been a
 director of the Company and its
 predecessor since 1946 and was Chief
 Executive Officer until October 1993.
 He is the father of Richard Sands and
 Robert Sands.
Richard Sands, Ph.D., age 43, has been     1982        1,786,161       11.1%(2)
 employed by the Company in various                  Class A Stock(2)
 capacities since 1979. He was elected                 2,838,371       83.7%(2)
 Executive Vice President and a                      Class B Stock(2)
 director in 1982, became President and
 Chief Operating Officer in May 1986,
 and was elected President and Chief
 Executive Officer in October 1993. He
 is a son of Marvin Sands and the
 brother of Robert Sands.
Ellis Goodman, age 57, has been a          1993         259,680(3)      1.6%(3)
 director and Vice President since July              Class A Stock
 1993 and was elected as an Executive                      0             --
 Vice President of the Company in                    Class B Stock
 October 1993. Mr. Goodman has been
 Chief Executive Officer of Barton
 Incorporated since 1987 and Chief
 Executive Officer of Barton Brands,
 Ltd. (predecessor of Barton
 Incorporated) since 1982.
Robert Sands, age 36, was appointed        1989        1,786,161       11.1%(2)
 Vice President, General Counsel in                  Class A Stock(2)
 June 1990 and was elected Executive                   2,838,371       83.7%(2)
 Vice President of the Company in                    Class B Stock(2)
 October 1993. He has served as a
 director since 1989. From June 1986,
 until his appointment as Vice
 President, General Counsel, Mr. Sands
 was employed by the Company as General
 Counsel. He is a son of Marvin Sands
 and the brother of Richard Sands.
Sir Harry Solomon, age 57, has been a      1993        92,190(4)        (4)
 director since July 1993. From 1976 to              Class A Stock
 1993, he was Chairman of the Board of                     0             --
 Hillsdown Holdings plc, a British food              Class B Stock
 company. Currently, he is a director
 of Hillsdown Holdings plc, Frogmore
 Estates plc, a real estate development
 and investment company, and Princedale
 plc, an industrial design and
 management consulting company, all of
 which are publicly quoted United
 Kingdom companies.
George Bresler, age 70, has been a         1992            0            --
 director of the Company since 1992 and              Class A Stock
 has been engaged in the practice of                       0            --
 law since 1957. From August 1987                    Class B Stock
 through July 1992, Mr. Bresler was
 engaged in the practice of law as a
 partner in the law firm of Bresler and
 Bab, New York, New York. Currently,
 Mr. Bresler is a partner in the law
 firm of Rosner, Bresler, Goodman &
 Golden in New York, New York. (5)

                                                    SHARES OF STOCK
                                         SERVED AS   BENEFICIALLY    PERCENT
                                         DIRECTOR     OWNED AS OF       OF
          NAME AND BACKGROUND              SINCE   NOVEMBER 30, 1994 CLASS(1)
          -------------------            --------- ----------------- --------
James A. Locke, III, age 52, has served    1983          3,082(6)      (6)
 as a director of the Company since                  Class A Stock
 1983. He is a partner in the law firm                    33           (6)
 of Harter, Secrest & Emery, Rochester,              Class B Stock
 New York, which firm is the Company's
 principal outside counsel, and has
 been associated with the firm since
 1967.
Bertram E. Silk, age 62, has been a        1973         11,254(7)      (7)
 director and a Vice President of the                Class A Stock
 Company since 1973 and was elected a                    1,125         (7)
 Senior Vice President of the Company                Class B Stock
 in October 1993. He has been employed
 by the Company since 1965. Currently,
 Mr. Silk is in charge of the Company's
 grape grower relations in California.
 Before moving from Canandaigua, New
 York to California in 1989, Mr. Silk
 was in charge of production for the
 Company. From 1989 to August 1994, Mr.
 Silk was in charge of the Company's
 grape juice concentrate product line
 in California.
Chris Kalabokes, age 47, joined the         --           4,373(8)      (8)
 Company in October 1991 as President                Class A Stock
 and Chief Executive Officer of the                        0            --
 Company's Guild Wineries &                          Class B Stock
 Distilleries, Inc. subsidiary. In
 September 1992, he was appointed to
 the position of Vice President,
 President of the Wine Division of the
 Company, and in October 1993 was
 appointed a Senior Vice President. For
 more than five years prior to joining
 the Company, he was employed by Guild
 Wineries and Distilleries, a
 California cooperative and the company
 that sold its assets and business to
 the Company in October 1991 ("Old
 Guild"). Mr. Kalabokes joined Old
 Guild in April 1985 as its Chief
 Financial Officer and continued in
 that position until June 1987 when he
 was promoted to President and Chief
 Executive Officer.
All Executive Officers and Directors as                2,165,761      13.5%(9)
 a Group (10 persons)                                Class A Stock
                                                       2,839,529      83.8%(10)
                                                     Class B Stock

- ---------------------
(1) Unless otherwise noted, percentages of ownership are calculated on the basis of 16,049,368 shares of Class A Stock outstanding and 3,390,051 shares of Class B Stock outstanding on November 30, 1994.

(2) See table and footnotes under "Beneficial Ownership," above.

(3) Includes 34,680 shares owned of record by the Gillian and Ellis Goodman Foundation (the "Foundation"). Mr. Goodman is president of the Foundation with full voting power with respect to the shares and disclaims beneficial ownership of such shares.

(4) Includes 46,095 shares which the Rothschild Trust (Schweiz) AG and Rothschild Trust Cayman Limited, as Trustees of the Harry and Judith Solomon 1986 Own Settlement have the right to vote. Sir Harry Solomon and his spouse are the Grantors of the Own Settlement and have a lifetime pecuniary interest in the income of the Own Settlement. Includes 46,095 shares which the Rothschild Trust (Schweiz) AG and Rothschild Trust Cayman Limited, as Trustees of the Harry and Judith Solomon 1986 No. III Children's Settlement have the right to vote. Sir Harry Solomon and his spouse are the Grantors of the Children's Settlement. Sir Harry Solomon disclaims beneficial ownership of such shares. The percentage of the Class A Stock beneficially owned by Sir Harry Solomon does not exceed one percent of such Class.

(5) In his capacity as an attorney, Mr. Bresler has in the past rendered legal services to the Company. It is expected that he will continue to render legal services to the Company as required by the Company.

(6) The number of shares of Class A Stock includes presently exercisable options to purchase up to 3,000 shares and 33 shares of Class A Stock issuable pursuant to the conversion feature of the Company's Class B Stock owned by Mr. Locke. The percentage of the Class A Stock beneficially owned by Mr. Locke does not exceed one percent of such Class. The percentage of the Class B Stock beneficially owned by Mr. Locke does not exceed one percent of such Class.

(7) The number of shares of Class A Stock includes presently exercisable options to purchase up to 6,750 shares and 1,125 shares of Class A Stock issuable pursuant to the conversion feature of the Company's Class B Stock owned by Mr. Silk. The percentage of the Class A Stock beneficially owned by Mr. Silk does not exceed one percent of such Class. The percentage of the Class B Stock beneficially owned by Mr. Silk does not exceed one percent of such Class.

(8) The percentage of the Class A Stock beneficially owned by Mr. Kalabokes does not exceed one percent of such Class.

(9) The percentage of ownership of all executive officers and directors as a group is based on 16,067,026 shares of Class A Stock deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. The amount in the table includes presently exercisable options to purchase up to 16,500 shares of Class A Stock and 1,158 shares of Class A Stock issuable to members of the group pursuant to the conversion feature of Class B Stock into Class A Stock, but excludes shares of Class A Stock issuable to Marvin Sands, Richard Sands and Robert Sands pursuant to the conversion feature of Class B Stock beneficially owned by them. If such shares of Class A Stock were to be added to the amount in the table, the amount of Class A Stock beneficially owned by all executive officers and directors as a group would be 5,004,132 shares and the percentage of ownership would be 26.5%, based upon 18,905,397 shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. (See table and footnotes under "Beneficial Ownership," above.)

(10) See table and footnotes under "Beneficial Ownership," above.

  The Board of Directors of the Company held ten meetings and additionally acted by unanimous written consent on six occasions during the fiscal year ended August 31, 1994. There were also three meetings of the Audit Committee during the fiscal year ended August 31, 1994. The members of the Audit Committee are Richard Sands and Messrs. Locke and Bresler. The Compensation Committee acted by unanimous written consent on nine occasions during the fiscal year ended August 31, 1994. During the period from September 1, 1993 through February 10, 1994, the members of the Compensation Committee were Marvin Sands, Richard Sands and James Locke. From February 10, 1994 through the date of this Proxy Statement, the members of the Compensation Committee are Marvin Sands, Richard Sands and George Bresler.

  Under the securities laws of the United States, generally, the Company's directors, its executive officers, and any persons holding ten percent or more of any class of the Company's equity securities are required to report their ownership of the Company's securities and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal year 1994. During the fiscal year ended August 31, 1994, each of Marvin Sands and Marilyn Sands filed two reports late, with each such report relating to one transaction; each of Richard Sands and Robert Sands filed one report late, with each such report relating to one transaction; Laurie Sands filed two reports late, with each report relating to one transaction; and George Bresler filed one report late relating to one transaction. In making these statements, the Company has relied on written representations of its incumbent directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

                       SELECTION OF INDEPENDENT AUDITORS

  The firm of Arthur Andersen LLP, Certified Public Accountants, served as the independent auditors of the Company for the fiscal year ended August 31, 1994, and the Board of Directors has again selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending August 31, 1995. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal. If the stockholders do not approve this selection, the Board of Directors may reconsider its choice.

  A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 1996 Annual Meeting of Stockholders, such proposal must be delivered to the Company no later than August 29, 1995.

                                     OTHER

  As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LYNN K. FETTERMAN, Secretary

Dated at Canandaigua, New York
December 27, 1994

                         CANANDAIGUA WINE COMPANY, INC

            PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK

                                     PROXY

     The undersigned hereby appoints Bertram E. Silk and Lynn K. Fetterman, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of CANANDAIGUA WINE COMPANY, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at Chase Tower, One Chase Square, Rochester, New York, on Thursday, January 19, 1995, at 11:00 am local time, and at any adjournments thereof.

     Class A Stockholders, voting as a separate class, are entitled to elect two directors at the Meeting. Class B Stockholders, voting as a separate class, are entitled to elect six directors at the Meeting. Please refer to Proxy Statement for details. Your Shares (if any) of Class A Common Stock on the back are designated "CLA" and your Shares (if any) of Class B Common Stock are designated "CLB". PLEASE SIGN ON THE BACK.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES
ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, A SIGNED PROXY WILL BE VOTED FOR
                                                                            ---
THE ELECTION OF DIRECTORS AND, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 2.
      ---

 TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE          [SEE REVERSE SIDE]

[x] PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of Directors: To elect Directors as set forth in the Proxy
Statement.

     CLASS A STOCKHOLDERS
George Bresler, James A. Locke, III
      FOR   WITHHELD
      [_]     [_]

[_]
   -------------------
 For, except vote withheld from the following nominee:


    CLASS B STOCKHOLDERS

Marvin Sands, Richard Sands, Robert Sands,
Bertram E. Silk, Ellis Goodman, Sir Harry
Solomon
         FOR      WITHHELD
         [_]        [_]
[_]
 --------------------
For, except vote withheld from the following nominee(s)

2. Proposal to approve and ratify the selection Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending August 31, 1995.

                          FOR     AGAINST    ABSTAIN
                          [_]       [_]        [_]

3. In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or at any adjournments thereof.

[_] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated December 27, 1994, describing more fully the proposals set forth herein.

NOTE: Please date and sign name exactly as it appears herein. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his title.

Signature:                    Dated:
          -------------------       --------

Signature:                    Dated:
          -------------------       --------